  1       Exhibit 23.1   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fibrocell Science, Inc.   of our report dated March 19, 2018 relating to the financial statements, which appears in Fibrocell Science, Inc.'s Annual   Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading   “Experts” in such Registration Statement.         /s/ PricewaterhouseCoopers LLP   Philadelphia, Pennsylvania   January 18, 2019